EXHIBIT 10.2

ARVANA, INC.

and

BRULEX – CONSULTADORIA ECONOMICA E MARKETING LTDA.

SETTLEMENT AND SHARE REPURCHASE AGREEMENT

December 7, 2007

Lang Michener LLP

SETTLEMENT AND SHARE REPURCHASE AGREEMENT

THIS AGREEMENT is made effective as of December 7, 2007,

BETWEEN:

ARVANA, INC., a Nevada corporation with an address at 2610 –
1066 West Hastings Street, Vancouver, British Columbia, Canada
V6E 3X2

(“Arvana”)

AND:

BRULEX – CONSULTADORIA ECONOMICA E
MARKETING LTDA., a Madeira corporation with an address at
Rua da Algondega nr. 13, Madeira, Portugal

(“Brulex”)

WHEREAS:

(A)           Arvana (formerly known as Turinco, Inc.) purchased from Brulex all of the outstanding shares of a certain company, under the terms of the Previous Agreement, in exchange for, among other things, the Current Promissory Note and the Arvana Shares;

(B)           Under the Previous Agreement Turinco also agreed to pay, subject to confirmation, the Price Adjustment Amount; and

(C)           Arvana and Brulex have agreed to settle the Current Promissory Note and the obligation to pay the Price Adjustment Amount, and return the Arvana Shares to Arvana for cancellation, on the terms set out herein.

THIS AGREEMENT WITNESSES THAT the Parties, intending to be legally bound, covenant and agree as follows:

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1           In this Agreement, including the recitals, the following words and phrases have the following meanings:

(a)           “Arvana Shares” means the 3,541,700 shares of common stock of Arvana issued to Brulex under the terms of the Previous Agreement;

(b)           “Arvana Release” means the release substantially in the form set out in Exhibit B to this Agreement,

(c)           “Brulex Release” means the release substantially in the form set out in Exhibit A to this Agreement,

(d)           “Closing” means the repayment of the Current Promissory Note and repurchase of the Arvana Shares in accordance with the terms of this Agreement;

(e)           “Closing Date” means the date of Closing, as determined in accordance with §2.3 of this Agreement;

(f)           “Current Promissory Note” means the interest free promissory note of Arvana issued to Brulex under the terms of the Previous Agreement, under which €170,000 is still owed by Arvana to Brulex;

(g)          “Encumbrance” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, assignment, license or other encumbrance or adverse claim of any nature or kind whatsoever;

(h)           “New Promissory Note” means the promissory note substantially in the form set out in Exhibit C;

(i)           “Party” means each party to this Agreement individually and “Parties” mean each Party collectively;

(j)           “Previous Agreement” means the Share Purchase Agreement among Turinco, Inc. (now Arvana), Brulex and Hallotel Deutschland GmbH dated August 9, 2006;

(k)           “Price Adjustment Amount” means all amounts owing under §2.3 of the Previous Agreement, which is currently estimated to total €359,000; and

(l)           “Purchase Price” has the meaning set out in §2.1;

Interpretation

1.2           In this Agreement, including the recitals, except as otherwise expressly provided herein:

(a)           “this Agreement” means this Settlement and Share Repurchase Agreement as it may from time to time be supplemented or amended;

(b)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Part, clause, subclause or other subdivision or schedule;

(c)           the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

(d)           the word “including” is not limiting (whether or not non-limiting language such as “without limitation” or “but not limited to” or other words of similar import are used with reference thereto);

(e)           a reference to a Part is to a Part of this Agreement, and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated;

(f)           the headings to the Parts and clauses of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof; and

(g)           any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor or predecessor to such entity.

PART 2

SETTLEMENT OF OUTSTANDING OBLIGATIONS

Settlement

2.1           At the Closing, Arvana will pay to Brulex €225,000 (the “Purchase Price”) in consideration for

(a)           the return of the Arvana Shares to Arvana for cancellation; and

(b)           the cancellation of the Current Promissory Note and obligation to pay the Price Adjustment Amount.

2.2           The Purchase Price will be payable (a) €75,000 in cash on Closing, and (b) by the issue of the New Promissory Note.

Closing Date

2.3           The Closing will take place on the date of execution of this Agreement, or such other date as the Parties will agree, provided that in no event will the Closing Date be later than December 7, 2007.

Closing Documents

2.4           At the Closing, the Parties will deliver to the other such documents as are reasonably necessary to complete the transactions contemplated under this Agreement, including

(a)           the delivery by Brulex to Arvana of

(i)           the certificates representing the Arvana Shares along with a properly executed share transfer form,

(ii)           the Current Promissory Note, and

(iii)           the Brulex Release, and

(b)           the delivery by Arvana to Brulex of

(i)           the cash payment due under §2.2(a),

(ii)           the New Promissory Note, and

(iii)           the Arvana Release.

PART 3

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of Arvana

3.1           Arvana represents and warrants to Brulex that, as at both the effective date of this Agreement and the Closing Date, Arvana owns and has good and marketable title to all of the Arvana Shares as the legal and beneficial owner thereof, free and clear of all Encumbrances.

Representations and Warranties of Brulex

3.2           Brulex confirms, represents and warrants to Arvana that the amount owing or potentially owing under the Current Promissory Note and the amount of the Price Adjustment Amount are correctly set out in §1.1 and that no other amounts are owing or potentially owing by Arvana in respect of those or any other obligation under the Previous Agreement.

PART 4

DISPUTE RESOLUTION

Submission to Arbitration

4.1           If, at any time, there is a dispute between the parties with respect to any matter arising out of or relating to this Agreement or the transactions contemplated hereunder, either party will be entitled to refer the dispute to binding arbitration by a single arbitrator in accordance with the rules of arbitration of the International Chamber of Commerce as modified by the provisions herein.

Place of Arbitration

4.2           The arbitration will take place in Federal Republic of Germany.

Acceptance and Implementation

4.3           Each party agrees to participate in good faith in the arbitration process and will accept as final and binding and proceed in good faith diligently to implement, the award or decision of the arbitrator. An award or decision of the arbitrator concerning the interpretation of this Agreement will be binding on the parties.

Legal Proceedings

4.4           Subject to §4.5 and except as otherwise agreed to by the parties, a legal proceeding commenced by a party in respect of an issue or dispute under this Agreement will be stayed until an arbitration is initiated and a decision on the arbitration is delivered or the arbitration process has otherwise ended and will be discontinued following the award or decision of the arbitrator on the arbitration unless the award or decision concludes the arbitration and the dispute remains unresolved.

Exclusions

4.5           This Part 4 will not apply to any legal proceeding seeking the grant of injunctions, restraining orders, specific performance and similar remedies from a court of competent jurisdiction.

PART 5

GENERAL

Governing Law and Attornment

5.1           This Agreement will be exclusively governed by, and interpreted and construed in accordance with, the laws prevailing in the Federal Republic of Germany and the parties irrevocably and unconditionally attorn to the jurisdiction of the courts of the Federal Republic of Germany and all courts having appellate jurisdiction thereover. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement.

Time of Essence

5.2           Time is of the essence in the performance of each obligation under this Agreement.

Public Notices

5.3           The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement will be jointly planned and co-ordinated and no Party will act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Public Disclosure

5.4           Before and after Closing, none of the Parties will disclose the terms of this Agreement, except as reasonably required for income tax purposes or as otherwise may be required by law including all securities laws and applicable stock exchange rules and policies. Notwithstanding the foregoing, in the case of any public filing of this Agreement under applicable securities laws the Parties will use reasonable efforts to jointly plan and coordinate such filings.

Entire Agreement

5.5           This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Waiver and Consent

5.6           No delay or failure by a party to exercise any of its rights under this Agreement constitutes a waiver of any such right. No consent or waiver, express or implied, by a party to, or of any breach or default by any other party of, any or all of its obligations under this Agreement will,

(a)           be valid unless it is in writing and stated to be a consent or waiver pursuant to this section,

(b)           be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation,

(c)           constitute a general waiver under this Agreement, or

(d)           eliminate or modify the need for a specific consent or waiver pursuant to this section in any other or subsequent instance.

Severability

5.7           If a court of other tribunal of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Amendments

5.8           This Agreement may not be amended except in writing signed by each Party.

Further Assurances

5.9           The Parties will with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Assignment

5.10           No Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Parties.

Enurement

5.11           This Agreement and each of the terms and provisions hereof will enure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

Counterparts

5.12           This Agreement may be executed in any number of counterparts, in original form or by facsimile, each of which will together, for all purposes, constitute one and the same instrument, binding on the parties, and each of which will together be deemed to be an original, notwithstanding that each party is not a signatory to the same counterpart.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective as of the day and year first above written.

BRULEX-CONSULTADORIA ECONOMICA
E MARKETING LTDA.

Per:	/s/ Bayram Yildizogu
Authorized Signatory

ARVANA, INC.

Per:	/s/ Wayne Smith
Authorized Signatory

EXHIBIT A

FORM OF BRULEX RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that for the consideration set out in the Settlement and Share Repurchase Agreement (the “Agreement”) dated December 7, 2007, and other good and valuable consideration paid by Arvana, Inc. (“Arvana”) to Brulex –Consultadoria Economica E Marketing Ltda (“Brulex”), Brulex does HEREBY REMISE, RELEASE AND FOREVER DISCHARGE Arvana, and its respective agents, attorneys, officers, employees, directors, advisors, administrators, executors, successors or assigns (including any heirs of the foregoing) (collectively, the “Released Parties”) of and from any and all manner of actions, causes of actions, damages, suits, debts, liabilities, covenants, contracts, claims, costs, expenses, compensation and demands of every kind whatsoever whether in law or in equity and howsoever arising, whether known or unknown, arising under, out of or in any way connected with or related to, directly or indirectly, the Previous Agreement, the Current Promissory Note, the Price Adjustment Amount and the Arvana Shares (each as defined in the Agreement).

AND IT IS UNDERSTOOD AND AGREED that Brulex will not make any claim or claims or take any proceedings arising under, out of or in any way connected with or related to, directly or indirectly, the Previous Agreement, the Current Promissory Note, the Price Adjustment Amount or the Arvana Shares against any person, corporation, partnership or party which might result in a claim for contribution or indemnity from any of the Released Parties and if Brulex, its respective shareholders, partners, directors, officers, employees, agents, attorneys, advisors, administrators, executors, successors or assigns (including any heirs of the foregoing) (collectively, the “Releasing Parties”) makes such a claim or takes such proceedings then Brulex covenants and agrees for and on behalf of the Releasing Parties to save harmless and indemnify the Released Parties and each of them of and from any and all liabilities, damages, interests, costs (including legal fees and disbursements as between solicitor and own client), expenses and compensation of whatsoever kind in respect of any such claim for contribution and indemnity or otherwise; and

AND IT IS FURTHER UNDERSTOOD AND AGREED that this Release

(a)           is contractual and not a mere recital, and

(b)           will only continue to have force and effect if the amounts owing to Brulex under the New Promissory Note (as defined in the Agreement) are repaid by Arvana.

IN WITNESS WHEREOF Brulex has duly executed this Release the 30th day of November, 2007.

BRULEX – CONSULTADORIA ECONOMICA E MARKETING
LTDA..

Per:

Name:

Title:

EXHIBIT B

FORM OF ARVANA RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that for the consideration set out in the Settlement and Share Repurchase Agreement (the “Agreement”) dated December 7, 2007, and other good and valuable consideration paid by Arvana, Inc. (“Arvana”) to Brulex –Consultadoria Economica E Marketing Ltda (“Brulex”), Arvana does HEREBY REMISE, RELEASE AND FOREVER DISCHARGE Brulex, and its respective agents, attorneys, officers, employees, directors, advisors, administrators, executors, successors or assigns (including any heirs of the foregoing) (collectively, the “Released Parties”) of and from any and all manner of actions, causes of actions, damages, suits, debts, liabilities, covenants, contracts, claims, costs, expenses, compensation and demands of every kind whatsoever whether in law or in equity and howsoever arising, whether known or unknown, arising under, out of or in any way connected with or related to, directly or indirectly, the Previous Agreement, the Current Promissory Note, the Price Adjustment Amount and the Arvana Shares (each as defined in the Agreement).

AND IT IS UNDERSTOOD AND AGREED that Arvana will not make any claim or claims or take any proceedings arising under, out of or in any way connected with or related to, directly or indirectly, the Previous Agreement, the Current Promissory Note, the Price Adjustment Amount or the Arvana Shares against any person, corporation, partnership or party which might result in a claim for contribution or indemnity from any of the Released Parties and if Arvana, its respective shareholders, partners, directors, officers, employees, agents, attorneys, advisors, administrators, executors, successors or assigns (including any heirs of the foregoing) (collectively, the “Releasing Parties”) makes such a claim or takes such proceedings then Arvana covenants and agrees for and on behalf of the Releasing Parties to save harmless and indemnify the Released Parties and each of them of and from any and all liabilities, damages, interests, costs (including legal fees and disbursements as between solicitor and own client), expenses and compensation of whatsoever kind in respect of any such claim for contribution and indemnity or otherwise; and

AND IT IS FURTHER UNDERSTOOD AND AGREED that this Release is contractual and not a mere recital.

IN WITNESS WHEREOF Arvana has duly executed this Release the 30th day of November, 2007.

ARVANA, INC.

Per:

Name:

Title:

EXHIBIT C

FORM OF NEW PROMISSORY NOTE

ARVANA, INC.

PROMISSORY NOTE

€150,000	December 7, 2007

FOR VALUE RECEIVED, Arvana, Inc. (the “Borrower”) promises to pay to the order of BRULEX – Consultadoria Economica e Marketing ltda. (the “Noteholder”) the sum of €150,000 (the “Principal”), without interest, on the following terms:

(a)           €75,000 of the Principal will be paid to the Noteholder by December 7, 2007;

(b)           the remaining €75,000 of the Principal will be paid to the Noteholder by December 31, 2007;

(c)           no interest will accrue on the Principal if it is repaid on the respective due dates (the “Due Dates”) in paragraphs (a) and (b);

(d)           interest will accrue if the Principal is not repaid when required, at the rate of 10% per year and will be added to the Principal; and

(e)           no principal or interest payments are required before the Due Dates, but the Borrower may at any time prepay all or any portion of any amounting owing pursuant to this Promissory Note without penalty.

The undersigned hereby waives demand and presentation for payment, notice of non-payment, protest and notice of dishonour.

ARVANA, INC.

Per:
Authorized Signatory